Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Nos. 333-192519, 333-204597, 333-212107, 333-213472, 333-213471, and 333-214593 on Form S-3 of Par Pacific Holdings, Inc., and

(2)	Registration Statement Nos. 333-185612, 333-208575, 333-216518 and 333-225054 on Form S-8 of Par Pacific Holdings, Inc.
of our report dated December 5, 2018, with respect to the consolidated financial statements of TrailStone NA Asset Finance I, LLC as of and for the years ended December 31, 2017 and 2016, included in this Form 8-K.

/s/ Ernst & Young LLP
December 6, 2018
San Antonio, TX